EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
SEPTEMBER 2017 MONTHLY DIVIDEND AND
AUGUST 31, 2017 RMBS PORTFOLIO CHARACTERISTICS

•	September 2017 Monthly Dividend of $0.14 Per Share
•	RMBS Portfolio Characteristics as of August 31, 2017

Vero Beach, Fla., September 14, 2017 - Orchid Island Capital, Inc. (the "Company") (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of September 2017. The dividend of $0.14 per share will be paid October 10, 2017, to holders of record on September 29, 2017, with an ex-dividend date of September 28, 2017.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT"), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of September 14, 2017, the Company had 45,303,821 shares outstanding. At June 30, 2017, the Company had 45,299,812 shares outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of August 31, 2017 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company's distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2016.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Aug 2017 CPR
Asset Category	Face	Value(1)	Price	Portfolio	Coupon	(Reported in Sep)
As of August 31, 2017
Adjustable Rate RMBS	$1,801	$1,916	$106.38	0.05%	3.55%	51.67%
10-1 Hybrid Rate RMBS	41,293	42,474	102.86	1.07%	2.55%	3.63%
Hybrid Adjustable Rate RMBS	41,293	42,474	102.86	1.07%	2.55%	3.63%
15 Year Fixed Rate RMBS	41,541	43,943	105.78	1.10%	3.50%	8.41%
20 Year Fixed Rate RMBS	284,813	304,263	106.83	7.63%	4.00%	2.78%
30 Year Fixed Rate RMBS	3,171,935	3,445,250	108.62	86.43%	4.45%	7.76%
Total Fixed Rate RMBS	3,498,289	3,793,456	108.44	95.16%	4.41%	7.36%
Total Pass-through RMBS	3,541,383	3,837,846	108.37	96.28%	4.39%	7.34%
Interest-Only Securities	765,748	91,684	11.97	2.30%	3.75%	15.22%
Inverse Interest-Only Securities	361,407	56,698	15.69	1.42%	4.44%	10.72%
Structured RMBS	1,127,155	148,382	13.16	3.72%	4.02%	13.77%
Total Mortgage Assets	$4,668,538	$3,986,228		100.00%	4.37%	8.89%

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of August 31, 2017			As of August 31, 2017
Fannie Mae	$2,665,070	66.9%	Whole Pool Assets	$3,342,352	83.8%
Freddie Mac	1,314,175	32.9%	Non-Whole Pool Assets	643,876	16.2%
Ginnie Mae	6,983	0.2%	Total Mortgage Assets	$3,986,228	100.0%
Total Mortgage Assets	$3,986,228	100.0%

(1)	Amounts in the tables above exclude assets with a fair value of approximately $52.1 million sold in August 2017, which settle in September 2017.

Borrowings By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of August 31, 2017	Borrowings	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$626,182	16.3%	186	8/10/2018
Citigroup Global Markets Inc	365,886	9.6%	13	9/27/2017
Mirae Asset Securities (USA) Inc.	327,518	8.6%	149	8/10/2018
ICBC Financial Services LLC	257,159	6.8%	17	10/12/2017
Cantor Fitzgerald & Co	246,872	6.5%	47	10/19/2017
Wells Fargo Bank, N.A.	242,611	6.4%	10	9/11/2017
RBC Capital Markets, LLC	224,584	5.9%	46	10/16/2017
Mitsubishi UFJ Securities (USA), Inc	207,565	5.5%	47	10/23/2017
South Street Securities, LLC	173,614	4.6%	12	9/25/2017
Merrill Lynch, Pierce, Fenner & Smith Incorporated	156,925	4.1%	17	10/2/2017
ED&F Man Capital Markets Inc	152,651	4.0%	18	10/6/2017
Nomura Securities International, Inc.	142,671	3.8%	54	11/15/2017
Natixis, New York Branch	135,659	3.6%	18	9/29/2017
Guggenheim Securities, LLC	114,013	3.0%	16	9/29/2017
Goldman, Sachs & Co	109,319	2.9%	27	10/13/2017
FHLB-Cincinnati	101,719	2.7%	1	9/1/2017
Daiwa Securities America Inc.	95,345	2.5%	11	9/14/2017
KGS-Alpha Capital Markets, L.P	66,963	1.8%	129	8/14/2018
Mizuho Securities USA, Inc	25,686	0.7%	25	9/25/2017
Lucid Cash Fund USG LLC	24,859	0.7%	26	9/26/2017
Total Borrowings	$3,797,801	100.0%	64	8/14/2018

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of August 31, 2017
Adjustable Rate RMBS	$1,916	8	10.04%	2.00%	$14	$(13)
Hybrid Adjustable Rate RMBS	42,474	65	7.55%	2.00%	508	(620)
Total Fixed Rate RMBS	3,793,456	n/a	n/a	n/a	45,020	(67,203)
Total Pass-through RMBS	3,837,846	n/a	n/a	n/a	45,542	(67,836)
Interest-Only Securities	91,684	n/a	n/a	n/a	(15,035)	14,297
Inverse Interest-Only Securities	56,698	1	5.39%	n/a	1,089	(3,274)
Structured RMBS	148,382	n/a	n/a	n/a	(13,946)	11,023
Total Mortgage Assets	$3,986,228	n/a	n/a	n/a	$31,596	$(56,813)

Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance(2)	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$978,571	Dec-2020	$(11,243)	$17,125
Treasury Futures Contracts - Short Positions			115,000	Dec-2027	(4,801)	4,207
Payer Swaps			1,010,000	Aug-2022	(14,993)	14,993
Payer Swaption			100,000	Aug-2025	(582)	1,376
TBA Short Positions			250,000	Sep-2017	(2,053)	2,782
Total Hedges					(33,672)	40,483

Grand Total					$(2,076)	$(16,330)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Treasury futures contracts were valued at a price of $126.98 at August 31, 2017. The nominal contract value of the short position was $146.0 million.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400